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                             FORM N-6, ITEM 26(d)
                                    CONTRACTS
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                    American United Life Insurance Company
                              [One American Square
                             Indianapolis, IN 46206]

                            AVIATION EXCLUSION RIDER

This rider is a part of the policy to which it is attached. The Policy Date of this rider is the same as the Policy Date of the policy unless otherwise stated on the Rider Specifications Page. The rider's provisions shall control when there is a conflict between this rider and the policy.

Definitions

Insured - As used in this rider, the Insured is the same as the Insured for the policy.


Exclusion

Death of the Insured as a result of travel in or descent from an aircraft, except as a passenger without any duties in connection with such travel or descent, is a risk not assumed by us under the policy.


Amount Payable

In the event of the death of the Insured as described above, we will pay the premiums received to date, minus any outstanding loan and loan interest and any partial surrenders previously taken less any dividends, if applicable.


                                 Thomas M. Zurek
                                    Secretary

LR-213                    Page 1 of 1                                4/08